Exhibit 2.2

WAIVER AND AMENDMENT TO SALE AND PURCHASE AGREEMENT
This WAIVER AND AMENDMENT TO SALE AND PURCHASE AGREEMENT (this “Amendment”) is made as of October 31, 2021 by and among HollyFrontier Puget Sound Refining LLC, a Delaware limited liability company (the “Buyer”) and Equilon Enterprises LLC d/b/a Shell Oil Products US, a Delaware limited liability company (the “Seller”). Capitalized terms used in this Amendment without definition have the respective meanings given to them in the Purchase Agreement (as defined below).
WHEREAS, the Buyer and Seller (each a “Party”, and collectively, the “Parties”) entered into that certain Sale and Purchase Agreement, dated as of May 4, 2021 (the “Purchase Agreement”);
WHEREAS, pursuant to Section 17.07, the Purchase Agreement may not be amended, modified, superseded or cancelled, or any of the terms, covenants, representations, warranties or conditions therein be waived, except in a written instrument executed by the Parties, or, in the case of a waiver, by or on behalf of the Party waiving compliance; and
WHEREAS, the Parties desire to amend the Purchase Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend the Purchase Agreement as follows:
Section 1.Definition of Terminal Services Agreement (Seattle). The Parties hereby agree to amend the definition of “Terminal Services Agreement (Seattle)” in Section 1.01 of the Purchase Agreement to read as follows: “Terminal Services Agreement (Seattle)” means, collectively, (i) the terminalling services agreement to be entered into by and between HFRM and Seller in the form attached hereto as Exhibit J-2 and (ii) the short-term terminalling services agreement to be entered into by and between HFRM and Seller with respect to transmix.
Section 2.Definition of Product Supply Agreements. The Parties hereby agree to amend the definition of “Product Supply Agreements” in Section 1.01 of the Purchase Agreement to read as follows: “Product Supply Agreements” means, collectively, (i) the Clearing Period Road Fuels Agreement, to be entered into by and between HFRM and certain Affiliates of Seller, in the form attached hereto as Exhibit H-1, (ii) the Bulk and Rack Road Fuels Agreement, to be entered into by and between HFRM and certain Affiliates of Seller, in the form attached hereto as Exhibit H-2, (iii) the Jet Fuels (SOPUS) Agreement, to be entered into by and between HFRM and certain Affiliates of Seller, in the form attached hereto as Exhibit H-3, (iv) the Jet Fuels (STUSCO) Agreement, to be entered into by and between HFRM and certain Affiliates of Seller, in the form attached hereto as Exhibit H-4, (v) the Petroleum Coke Product Supply Agreement, to be entered into by and between HFRM and Shell Oil Products (US), in the form attached hereto as Exhibit H-5, (vi) the Sulphur Product Supply Agreement, to be entered into by and between HFRM and Shell Oil Products (US), which agreement shall be consistent with the term sheet attached hereto as Exhibit H-6, (vii) the Propane Product Supply Agreement, to be entered into by and between HFRM and Shell Oil Products (US), in the form attached hereto as Exhibit H-7, (viii) the Isobutane Product Supply Agreement, to be entered into by and between HFRM and Shell Oil Products (US), in the form attached hereto as Exhibit H-8, (ix) the Butane Buy-Sell Agreement, to be entered into by and between HFRM and Seller, in the form attached hereto as Exhibit H-9, (x) the Oligomers Supply Agreement, to be entered into by and between HFRM and Shell Oil Products (US), in the form attached hereto as Exhibit H-10, (xi) the RINS Purchase Agreement, to be entered into by and between HFRM and Seller, in the form attached hereto as Exhibit H-11, (xii) an Ethanol Supply Agreement, to be entered into by and between HFRM and Shell Trading (US) Company, (xiii) a Fuel & Cutter Stock Supply and Offtake Agreement (Heavy Oils), to be entered into between HFRM and Shell Trading (US) Company and (xiv) a Mogas Agreement, to be entered into by and between HFRM and Shell Trading (US) Company.
Section 3.Waiver of Closing Deliverables.
(a)Buyer hereby waives the requirement in Section 3.02(a)(iv) of the Purchase Agreement that Seller provide evidence reasonably satisfactory to Buyer that Kinder Morgan Pipeline has agreed to transfer or assign 100% of Seller Companies’ line space history and rights as a shipper to Buyer.
(b)Buyer hereby waives the requirement in Section 3.02(a)(x) of the Purchase Agreement that Seller deliver an estoppel certificate in respect of any of the Refinery Leases.
(c)Buyer hereby waives the requirement in Section 12.07 of the Purchase Agreement that Seller deliver consents to the assignment of the following Refinery Contracts:
a.Crude Oil Sale Agreement dated July 27, 2020 by and between Equilon Enterprises LLC d/b/a Shell Oil Products US and ConocoPhillips ANS Marketing Company, expiring May 31, 2021.
b.Cap Sante Marina Commercial Business and Charter Moorage Agreement dated March 24, 2020 by and between Equilon Enterprises LLC d/b/a Shell Oil Products US (as lessee) and the Port of Anacortes (as lessor), evergreen.
Section 4.Schedule 1.01F Specified Pre-Closing Matters. In accordance with Section 6.05 of the Purchase Agreement, the Parties hereby agree to replace Schedule 1.01F to the Purchase Agreement with the version attached as Exhibit A hereto. The Parties further agree that the Capex Cap shall not apply to the following New Matters:
•Ammonia Feed to Cogen NOx Emissions Event, April 9, 2021
•SRU Tail Gas Incinerator exceedance, May 9, 2021
•SRU Fire and Tail Gas Incinerator exceedance, May 12, 2021
•Open Ended Lines, August 25, 2021
•DOSH Notice of Alleged Hazard, dated October 19, 2021

Section 5.Schedule 1.01G Disclosed Environmental Conditions. The Parties hereby agree to the amend item 1 on Schedule 1.01G to the Purchase Agreement to read as follows: “Corrective Action Orders: None”.

Section 6.Schedule 2.01(g) Refinery Contracts. The Parties hereby agree that Schedule 2.01(g) of the Purchase Agreement shall be replaced with the version attached hereto as Exhibit B.
Section 7.Excluded Asset. The Parties hereby agree to supplement Schedule 2.02(a)(iv) to the Purchase Agreement by adding the following contract, which, for the avoidance of doubt, shall be deemed an Excluded Asset for all purposes under the Purchase Agreement: “2021 Contract for Shell Puget Sound Refinery Hourly, Group Number: 60021599, Regence BlueShield Medical Benefits, between Seller and Regence BlueShield, and all associated ancillary agreements thereunder (including the Retrospective Refunding Endorsement - Cumulative, dated January 1, 2021).”
Section 8.Closing Adjustments.
(a)Pursuant to Section 2.08(f) of the Purchase Agreement, the Parties hereby agree to adjust the Base Amount in the manner and by the amounts set forth on Exhibit C attached hereto (the “Additional Closing Adjustments”). The Parties agree to determine the net amount of the Additional Closing Adjustments in connection with the determination of the Inventory Value pursuant to Section 2.07(c) of the Purchase Agreement. If the net amount of the Additional Closing Adjustments is positive, Buyer shall pay to Seller such amount by wire transfer of immediately available funds to such account or accounts of Seller as may be designated by Seller. If the net amount of the Additional Closing Adjustments is negative, Seller shall pay to Buyer such amount by wire transfer of immediately available funds to such account or accounts of Buyer as may be designated by Buyer.

(b)The Parties hereby agree to include the amount of any Transfer Taxes or other amounts due in respect of the Refinery Hydrocarbon Inventory in the Inventory Value determined pursuant to Section 2.07(c) of the Purchase Agreement.

Section 9.Disclosure Letter.
(a)The Parties hereby agree that the following contracts shall be added to Section 4.10(a)(1) of the Disclosure Letter:
i.CW513422: Purchase Contract for Purchase of Goods and Services—Electrical Services dated July 15, 2021 by and between Equilon Enterprises LLC d/b/a Shell Oil Products US and PowerTek Electric Inc., expiring July 15, 2024.
ii.Under the “CP Contracts” heading: CW571430: Purchase Contract for Purchase of Services dated September 15, 2021 by and between Equilon Enterprises LLC d/b/a Shell Oil Products US and Becht Engineering Co., Inc., expiring September 14, 2024.
iii.Under the “CP Contracts” heading: CW364790: Purchase Contract for Purchase of Goods and Services – Industrial electrical services dated February 14, 2020 by and between Equilon Enterprises LLC d/b/a Shell Oil Products US and Burke Electric LLC, expiring February 28, 2025.

iv.Crude Oil Sales Agreements, dated September 3, 2021, September 9, 2021 and October 7, 2021 between Equilon Enterprises LLC d/b/a Shell Oil Products US and ConocoPhillips ANS Marketing Company.
v.Wet Gas Scrubbing Process License Agreement dated October 29, 2004 between Equilon Enterprises LLC d/b/a Shell Oil Products US and Hamon Research-Cottrell.
(b)The Parties hereby agree that Section 4.13 of the Disclosure Letter shall be replaced with the version attached as Exhibit D hereto.
Section 10.Schedule 11.06(b) Existing Corrective Action Orders. The Parties hereby agree that item 4 on Schedule 11.06(b) shall be deleted and item 5 on Schedule 11.06(b) shall be replaced with a new item 4 as follows: “4. Agreed Order for Interim Action—Oily Water Sewer (SWMU 1) (No. DE16298) with the State of Washington Department of Ecology, effective November 1, 2021.”
Section 11.Schedule 12.07 Required Consents. The Parties hereby agree that item 11 on Schedule 12.07 shall be amended to read as follows: “11. Connection Agreement dated August 30, 2021 by and between Equilon Enterprises LLC d/b/a Shell Oil Products US and Trans Mountain Pipeline (Puget Sound) LLC, evergreen.”
Section 12.No Other Changes. Except as set forth in this Amendment, the terms and conditions of the Purchase Agreement shall remain in full force and effect.
Section 13.Governing Law. This Amendment will, and all claims or causes of action (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Amendment or the registration, execution or performance of this Amendment be deemed to be made in and in all respects will be interpreted, construed and governed by and enforced in accordance with the law of the State of Texas, without regard to the conflicts of law principles thereof including its statutes of limitations.
Section 14.Interpretation. In the event of any discrepancy between the provisions of this Amendment and any provision of the Purchase Agreement, the provisions of this Amendment shall control.
Section 15.Entire Agreement. This Amendment, together with the Purchase Agreement, constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.
Section 16.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Waiver and Amendment to Sale and Purchase Agreement as of the date first written above.

SELLER:	EQUILON ENTERPRISES LLC d/b/a Shell Oil Products US By: /s/ Patrick Southwick Name: Patrick Southwick Title: VP, Americas Downstream Acquisitions and Divestments
BUYER:	HOLLYFRONTIER PUGET SOUND REFINING LLC By: /s/ Michael C. Jennings Name: Michael C. Jennings Title: Chief Executive Officer and President

[Signature Page to Waiver and Amendment to Sale and Purchase Agreement]

Exhibit A

Amended Schedule 1.01F (Specified Pre-Closing Matters)

Omitted pursuant to Item 601(a)(5) of Regulation S-K

Exhibit B
Amended Schedule 2.01(g) Refinery Contracts

Omitted pursuant to Item 601(a)(5) of Regulation S-K

Exhibit C

Additional Closing Adjustments

Omitted pursuant to Item 601(a)(5) of Regulation S-K

Exhibit D

Amended Section 4.13 of the Disclosure Letter

Omitted pursuant to Item 601(a)(5) of Regulation S-K